Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Blackboard Inc.’s Registration Statements on Form S-8 (File No. 333-116612, No. 333-125777, No. 333-135995 and No. 333-143797) pertaining to the Blackboard Inc. 2004 Stock Incentive Plan and the Blackboard Inc. Amended and Restated 2004 Stock Incentive Plan, as amended, and to the incorporation by reference in Blackboard Inc.’s Registration Statement on Form S-3 (File No. 333-143715) and in the related Prospectus for the registration of Convertible Senior Notes due 2027 and to the incorporation by reference in Blackboard Inc.’s Registration Statement on Form S-3 (File No. 333-148975) and in the related Prospectus for the registration of 1,972,596 shares of its common stock, of our report dated February 29, 2008, with respect to the financial statements of The NTI Group, Inc., as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 included in this Current Report on Form 8-K/A of Blackboard Inc. dated April 14, 2008.
/s/ Ernst &Young LLP
Los Angeles, California
April 11, 2008